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                                                                    Exhibit 10.1


VERIO
AUTHORIZED WEB AGENT AGREEMENT

Please complete and fax back entire agreement to us at 1-509-756-1239

This Authorized Sales Representative Agreement ("Agreement") is made and entered into this 22nd day of May, in the year 2001, by and between Verio Inc., a Delaware corporation ("Verio"), having its corporate headquarters at 8005 S. Chester Street, Suite 200, Englewood, Colorado 80112, and Pro- Active Solutions, Inc., a Nevada corporation ("Web Agent") having its principal place of business at 6767 W. Tropicana Blvd., Suite 207, Las Vegas, NV 89103-4754.

WHEREAS, Verio is engaged in the business of providing Web hosting, e-commerce and related Internet presence services (collectively "Services"); WHEREAS, Web Agent desires to become an authorized sales and marketing representative for Verio pursuant to Verio's Web Agent Referral Program ("WARP Program"), and Verio wishes to engage Web Agent to promote and facilitate the sales of certain Services, as more fully defined below;

NOW, THEREFORE, the parties agree as follows:

1. APPOINTMENT AS AUTHORIZED WEB AGENT.

Subject to the terms and conditions of this Agreement, Verio appoints Web Agent as Verio's non- exclusive authorized sales representative in the United States (the "Territory"). Such appointment is to solicit sales of Verio's Services, as defined in Exhibit 1 hereto and as amended from time to time by Verio, to customers in the Territory and for the benefit of Verio's account. Web Agent agrees to accept such appointment and to perform its duties under this Agreement in the foregoing capacity. Web Agent shall pay a non-refundable fee of $100.00 to become an Authorized Web Agent of Verio upon the execution of the Agreement. The parties acknowledge that this is not an exclusive area or franchise agreement.

2. DUTIES OF VERIO.

Verio agrees to comply with the following provisions throughout the term of this
Agreement:

(a) Provide the Services to customers originated by Web Agent in accordance with this Agreement who continue to meet Verio's conditions for Services as outlined in Verio's standard service agreement, including current payment on account and use of computer hardware and software that Verio is reasonably able to support;

(b) Provide Web Agent with a confidential Verio Price List located at http://www.verio.com/warp/, as amended from time to time by Verio;

(c) Provide to Web Agent Verio's Authorized Web Agent Referral Program description ("WARP Program Guide") in electronic form located at http://www.verio.com/warp/, which includes, among other things, Web Agent guidelines, polices, procedures, sales and marketing materials, forms, and relevant agreements; and

(d) Provide a Web hosting "store front" which will allow potential customers to obtain the Services online ("web Agent's Store Front"), provided that Verio shall have the right to approve and/or change

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the content of the Web Agent's Store Front as it deems appropriate in Verio's sole discretion.

3. DUTIES OF WEB AGENT.

Web Agent represents and warrants that it is familiar with the Internet and the Services and that it is presently qualified to promote the sale and provide sales support of such Services in the Territory. Web Agent represents that the execution and implementation of this Agreement is not in breach nor in violation of any terms or conditions of any other contract, agreement or arrangement, including, but not limited, to exclusivity or non-competition. Web Agent further represents that it has full legal capacity, power and authority to enter into this Agreement and that if Web Agent is an individual, Web Agent is at least eighteen (18) years old. In addition, Web Agent agrees to comply with the following provisions throughout the term of this Agreement:

(a) Not to knowingly solicit customers who do not have the hardware or software specified by Verio from time to time, unless such customer acquires hardware or software that Web Agent or Verio is reasonably able to support;

(b) To follow customer order placement procedures for the signing up of new customer accounts as attached hereto as Exhibit 2, as amended by Verio from time to time, and as set out in the WARP Program Guide;

(c) To use reasonable sales and marketing efforts to promote the sales of Verio Services (Verio reserves the right, at any time and in its sole discretion, to implement a certification program to enhance or maintain the quality of the WARP Program. In the event of any such implementation, Web Agent agrees to participate in and complete the requirements of any such certification program in order to remain a Verio authorized web agent);

(d) Where appropriate and mutually agreed upon, to provide post-sales support at a level reasonably necessary to activate and operate the Services;

(e) Not to engage in any activity harmful to Verio's goodwill or reflecting unfavorably on Verio's business, brand names or trade or service marks, including unfair trade practices, publication of any false or misleading or deceptive advertising or the commission of any fraud or misrepresentation;

(f) Comply, at all times, with all applicable federal, state and local laws, rules, regulations and court orders; and

(g) Not to induce or actively attempt to influence any person to terminate, delay, or reduce in size or scope any contractual or business relationship with Verio.

4. GENERAL TERMS AND CONDITIONS OF SALES.

Web Agent agrees to sell Services using Verio's form documentation as provided online at http://www.verio.com/warp/, from time to time, and on the terms or conditions set forth in the Agreement, including any and all exhibits attached hereto (including any amendments, modifications, and additions thereto) and specified in Verio's procedures and WARP Program Guide. All Customer orders are subject to acceptance by Verio, either in writing or by actual provision of the Services. Verio retains the absolute right to reject any order that does not comply with Verio's terms and conditions for Services, including Verio's procedures, and to terminate any account that does not meet or continue to meet Verio's reasonably determined conditions for Services. No such rejection or termination will subject Verio to any claim for reimbursement, commission, fee or other remuneration for the benefit of Web Agent or Customer.

5. MARKETING TO VERIO CUSTOMERS.

Web Agent shall not knowingly market the Services to a current customer of Verio. In the event that Web Agent solicits a current customer of Verio to buy Services, Verio shall have no obligation under this Agreement to pay a commission to Web Agent for such customer.

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6. INTELLECTUAL PROPERTY; SALES AND MARKETING MATERIALS.

(a) Web Agent acknowledges that Verio, and its subsidiaries and affiliates, retain ownership rights in and to certain intellectual property, including without limitation any Verio or Verio Inc. trademark, service mark, trade dress or other designation, advertising, material and any associated goodwill, whether presently existing or later developed by either Verio, or it subsidiaries or affiliates, (collectively "Intellectual Property"). Unless expressly stated otherwise in this Agreement, nothing contained herein shall give Web Agent any rights to use any Intellectual Property in advertising, publicity or marketing materials.

(b) If approved in advance and in writing by Verio, Web Agent may use advertising or marketing materials prepared by Verio for purposes of Web Agent carrying out its obligations under this Agreement. Web Agent may use such advertising materials only upon the terms and conditions stated by Verio from time to time. Web Agent may not modify or amend any advertising materials which it is authorized to use without the prior written consent of Verio.

(c) Except as expressly authorized in this Agreement, Web Agent shall not have any right to use any name, trademark or other designation of Verio in advertising, publicity or marketing materials. In the event that Web Agent desires to produce its own printed sales and marketing materials referring to Verio's Services and rates, using Verio's trademark and/or tradename, and suggesting any relationship, whatsoever, between Web Agent and Verio (except as otherwise authorized in this Agreement) ("Web Agent Produced Materials"), Web Agent shall submit the Web Agent Produced Materials to and obtain advance written approval from an authorized representative of Verio prior to printing and the dissemination of any such Web Agent Produced Materials to any third party. Verio shall have sole discretion to approve or disapprove of all Web Agent Produced Materials. Verio will require Web Agent to enter into a trademark license as a condition of approving the Web Agent Produced Materials. Web Agent must adhere to Verio's standards for the use of such trademarks or tradenames and use such trademarks and tradenames solely for the purpose of advertising and marketing Verio's Services. As soon as practicable, upon termination of this Agreement, all Web Agent Produced Materials in Web Agent's possession shall be delivered to Verio.

(d) Verio shall indemnify and hold Web Agent harmless from all actual damages, liabilities, and reasonable costs suffered or incurred by Web Agent as a result of any claim or lawsuit arising during the term of this Agreement or any extension thereof, that Services as sold by Verio infringe any patent, trademark or copyright; provided, however, that Verio, shall not be liable for and Web Agent shall accept responsibility for and indemnify Verio from any such claims or lawsuits that arise by reason of misuse of or modifications to any Services made by Web Agent or any customers, and provided further that (1) upon learning of any such claim or lawsuit, Web Agent shall promptly notify Verio thereof in time to allow Verio to undertake the defense thereof; (2) Verio shall have exclusive charge of the defense or settlement of any claim or lawsuit at its sole cost and expense; and (3) Verio shall have the right, at Verio sole option, to eliminate any alleged infringement by obtaining the right to deploy the Services, or by modifying the Services so that they will not infringe, or discontinue the Service or any infringing portion thereof.

(e) THIS SECTION 6 STATES THE ENTIRE LIABILITY OF VERIO WITH RESPECT TO INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE SERVICES. VERIO SHALL HAVE NO OTHER LIABILITY WITH RESPECT TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY AS THE RESULT OF THE ACTIVITIES OF WEB AGENT OR VERIO UNDER THIS AGREEMENT.

7. PRICING.

(a) Apart from rights expressly given under this Section 7, Web Agent shall not have the right to quote or price Verio's goods or Services at its discretion. Web Agent must utilize the standard approved price list, terms and conditions of Verio in offering goods or Services of Verio.

(b) Verio reserves the right to amend its Service offerings and add, delete, suspend or modify the terms

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and conditions of the Services, at any time and from time to time, and to determine whether and when any such changes apply to both existing or future customers.

8. ORDER PLACEMENT.

(a) For each potential customer, Web Agent shall follow and direct potential customers to follow the procedures outline in Exhibit 2. Web Agent is entitled to receive commissions, as set forth in Section 9 herein, only with respect to orders properly placed in accordance with this Agreement on Web Agent's Store Front and that are accepted by Verio.

(b) Web Agent shall be responsible for any customer fraud losses incurred by Verio in the event that Web Agent fails to adhere to Verio's policies and procedures for order placement or any other breach of this Agreement.

9. COMMISSION.

(a) Verio agrees to pay to Web Agent an amount equal to the "Fixed Commission," as set out in the attached Exhibit 1, which may be modified from time to time by Verio on thirty (30) days notice to Web Agent, on cash collected from customers originated by Web Agent during the term of this Agreement. Commissions will be paid for properly placed Service orders by customers on Web Agent's Store Front and accepted by Verio during the term of this Agreement. Commissions will not be paid to Web Agent for sales to customers not placed on Web Agent's Store Front. Moreover, Verio will not be obligated to pay Commissions to Web Agent if Web Agent fails to abide by the provisions of Sections 3(b), 4, 5, and 8 of this Agreement. Commissions will be paid directly to Web Agent and not to any other individual. Commissions shall be paid on the payment date for the applicable commission period:

- Commission Periods Payment Date by Verio

  - 1/1 through 2/28 4/30

  - 3/1 through 4/30 6/30

  - 5/1 through 6/30 8/31

  - 7/1 through 8/31 10/31

  - 9/1 through 10/31 12/31

  - 11/1 through 12/31. 2/28

    (b) Verio shall pay commissions for initial, upgrade and renewal order(s) only for Services listed on Exhibit 1 during the term of this Agreement. Verio does not have an obligation to pay Web Agent for any orders placed by a customer for Services not listed on Exhibit 1 during or after the term of this Agreement.

    (c) Verio shall provide to Web Agent a commission statement containing a mathematical representation of the calculation of the commission due to Web Agent, including any appropriate deductions, discounts and adjustments, under this Section 9 and in accordance with Exhibit 1.

    (d) The remuneration structure in this Section 9 is agreed to be the sole compensation and remuneration to Web Agent for the performance of its services under this Agreement.

    (e) If at any time during the term of this Agreement, customers originated by Web Agent (as determined pursuant to Exhibit 1) are greater than or equal to twenty-five (25) at the end of a calendar month, Web Agent will be designated a "Medallion Web Agent." If at any time during the term of this Agreement, customers originated by Web Agent are less than twenty- five
    (25), Web Agent shall lose its designation as a "Medallion Web Agent" until such time that customers originated by Web Agent are twenty-five (25) or more in a calendar month. If upon the expiration or termination of this Agreement for any reason Web Agent is a

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    "Medallion Web Agent", Web Agent shall be eligible for the "Residual
    Option." The "Residual Option" provides that Verio shall have the right to elect, in its sole discretion, either to (1) continue paying the Fixed Commission due and owing on an monthly basis for customers originated by Web Agent during the term of the Agreement until the expiration of the service agreements for such customers ("Option 1") or (2) pay Web Agent a onetime payment ("Option 2"). Option 2 will be calculated by multiplying eighteen
    (18) by the applicable monthly service charge for Services listed on Exhibit 1 generated by customers originated by Web Agent in the month prior to the expiration or termination of the Agreement ("Residual Revenue") and multiplying the Residual Revenue by the applicable commission percentage ("Residual Commission") as set forth on Exhibit 1. Verio reserves the right to apply either Option 1 or Option 2 above to any combination of customers generated by Web Agent prior to the expiration or termination of this Agreement. If at the end of the initial two-year term or any Extension of this Agreement, customers originated by Web Agent are twenty-four (24) or less, Verio shall not extend this Agreement. Verio reserves the right, in its sole discretion, to discontinue the payment of commissions for any such customers and Verio shall have no further obligations to Web Agent for any commissions under this Agreement.

10. EXPENSES.

All expenses incurred by Web Agent in connection with its activities hereunder shall be for Web Agent's account. Web Agent shall not be entitled to reimbursement from Verio for any such expenses and shall hold Verio harmless therefrom.

11. RELATIONSHIP BETWEEN THE PARTIES; SCOPE OF AUTHORITY; INDEMNIFICATION.

(a) Web Agent shall perform all services hereunder as an independent contractor, and agrees not to hold itself out as an agent of Verio with authority apart from authority expressly granted under the terms of this Agreement. Web Agent shall have no expressed or implied authority to assume or create any obligation on behalf of Verio. Web Agent may, however, hold itself out specifically as a value-added "Authorized Web Agent" of Verio in the course of fulfilling its obligations hereunder. Furthermore, it is agreed that neither party is a fiduciary or quasi-fiduciary of the other. Accordingly, it is agreed that nothing in this Agreement shall be (i) construed as constituting Web Agent as other than a limited agent of Verio for any purpose whatsoever or (ii) deemed to create an employer- employee, partnership, franchise or joint venture relationship between Verio and Web Agent. Web Agent hereby waives the benefit of any state or federal laws or regulations dealing with the establishment and regulation of franchises.

(b) THROUGHOUT THE TERM OF THIS AGREEMENT AND AFTER this Agreement IS TERMINATED, Verio shall retain full and exclusive ownership of all customers originated by Web Agent RELATIVE TO VERIO's SERVICES PURSUANT TO THIS AGREEMENT and all information relating to such customers, and all of Verio's other property and assets in the Territory. Verio shall maintain its absolute and unrestricted right to manage its business, to sign all documents on its behalf, to decide on its behalf, and to carry on its business separately and solely according to its full power and discretion. Web Agent shall have no powers to enter into any agreements for or on behalf of Verio.

(c) Each party agrees to indemnify, defend, save and hold the other party harmless from and against all liabilities, damages, judgments, claims, costs and expenses, including, but not limited to, reasonable attorneys' fees incurred by the other party, as a result of or arising out of any breach of obligation, warranty or representation in this Agreement by the other party ("Claim"). Each party shall have the right to defend itself against any such Claim.

12. NON-EXCLUSIVITY.

Verio reserves the right to market and sell Services through its own employees or other representatives, and to appoint other authorized sales representatives, both within and outside of the geographic areas in which Web Agent operates.

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13. CONFIDENTIAL INFORMATION; NON SOLICITATION OF CUSTOMERS.

(a) All documents and other materials made available to Web Agent or its employees by Verio in connection with this Agreement and the Services, including, but not limited to, any and all lists of Verio's customers, and any information relating to Verio's business, including, but not limited to, sales and marketing materials, maintenance techniques, credit policies, advertising, promotions, marketing techniques and prices, or to Verio's customers developed by Web Agent during the course of this Agreement (collectively "Verio Confidential Information"), shall be deemed to be confidential to Verio and shall remain the exclusive property of Verio during and after the term of this Agreement. Web Agent acknowledges and agrees that Verio Confidential Information has been developed by Verio through substantial expenditures of time, money and effort and constitutes unique and valuable property of Verio. Web Agent shall keep in strict secrecy and confidence all Verio Confidential Information and shall not during the term of this Agreement or thereafter use Verio Confidential Information for its own benefit or disclose or permit any of its employees or agents to disclose, through any medium, Verio Confidential Information to any other person.

(b) Upon termination or expiration of this Agreement or upon request, Web Agent shall return all Verio Confidential Information to Verio and certify in writing that it has returned all such information to Verio and has not kept copies thereof in any medium.

(c) Web Agent agrees not to solicit any customers of Verio, whether or not originated by Web Agent, for Web hosting, e-commerce and other Internet presence services for a period of two (2) years after termination or expiration of this Agreement

14. WARRANTIES; LIMITATION OF LIABILITY.

(a) Disclaimer of Warranties. Unless Verio notifies Web Agent otherwise, Verio disclaims all warranties with regard to services rendered under this Agreement, including all implied warranties of merchantability and fitness for a particular purpose. Web Agent shall extend no warranties or guarantees without the pre-approval OF Verio, orally or in writing, in the name of Verio or which would bind Verio with respect to the performance, design, quality, merchantability, or fitness for a particular purpose of the Service.

(b) Limitation of Liability. Neither Verio nor its BranchEs, subsidiaries, suppliers OR parent corporations shall be liable to Web Agent or any third party for special, consequential, incidental, indirect, tort or cover damages, including, without limitation, damages resulting from the use or inability to use the services, delay of delivery and implementation, or loss of profits, data, business or goodwill, whether or not such party has been advised or is aware of the possibility of such damages. Verio'S liability for all claims of any kind arising out of or relating to this Agreement shall be limited solely to money damages and shall not exceed the amount of commissions due Web Agent.

(c) No Liability for Expiration or Lawful Termination. Neither party shall have the right to recover damages or to indemnification of any nature, whether by way of lost profits, expenditures for promotion, payment for good will or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES AND RELEASES THE OTHER FROM ANY CLAIM TO COMPENSATION OR INDEMNITY FOR TERMINATION OF THE BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN MATERIAL BREACH OF THIS AGREEMENT.

15. TERM; TERMINATION.

(a) This Agreement shall commence on the date stated above and shall remain in effect for two (2) years unless terminated pursuant to the provisions specified below. Web Agent may request up to three (3) one-year extensions of this Agreement ("Extension"). Web Agent must make each such Extension request in writing not more than one hundred eighty (180) days and not less than ninety
(90) days before the expiration of the then current term. No Extension shall be effective unless such Extension is consented to by Verio in writing.

(b) Moreover, Verio may terminate this Agreement immediately without notice at any time in the event of the occurrence of any of the following:

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        (i) Breach of any covenant, term or condition of this Agreement by Web
        Agent which breach continues unremedied for a period of ten (10) days after notice to Web Agent of such breach;

        (ii) An assignment by Web Agent for the benefit of creditors or Web Agent becomes bankrupt or insolvent, or takes benefit of, or becomes subject to, any legislation in force relating to bankruptcy or insolvency, it being understood that the appointment of a receiver or trustee of the property and assets of the Web Agent is conclusive evidence of insolvency; or

        (iii) Verio is unable to provide the Service by reason of any law, rule, regulation, or order of any municipal, state or federal authority, including, but not limited to, any regulatory authority having jurisdiction.

(c) The provisions of Sections 6, 9(e), 11, 13, 14, 15(c) and 16 of this Agreement shall survive all terminations and/or Extension of this Agreement (or any part thereof).

16. MISCELLANEOUS.

(a) Force Majeure. Verio shall not be liable for, and is excused from, any failure to perform or for delay in the performance of its obligations under this Agreement due to causes beyond its control, including without limitation, interruptions of power or telecommunications services, failure of Verio's suppliers or subcontractors, acts of nature, governmental actions, fire, flood, natural disaster, or labor disputes.

(b) Waiver. No failure of Verio to pursue any remedy resulting from a breach of this Agreement by the other party shall be construed as a waiver of that breach by Verio, nor as a waiver of any subsequent or other breach unless such waiver is in writing and signed by Verio.

(c) Severability. In the event any provision of this Agreement shall be invalid, illegal or unenforceable in any respect, such a provision shall be considered separate and severable from the remaining provisions of this Agreement, and the validity, legality or enforceability of any of the remaining provisions of this Agreement shall not be affected or impaired by such provision in any way.

(d) Non-Assignment. Web Agent may not assign this Agreement or any rights or obligations of Web Agent under this Agreement, in whole or in part, without the express written consent of Verio.

(e) Choice of Law. This Agreement shall be construed in accordance with the laws of the state of Colorado regardless of its choice of laws provision.

(f) Notices. Notices required to be given by one party to another shall be deemed properly given only when reduced to writing and sent to the addresses stated above or provided by either party from time to time by certified mail, return receipt requested, postage prepaid, by courier, by facsimile or email and shall be effective upon delivery. Either party may change the addresses for giving notice from time to time by written instructions to the other party of such change of address.

(g) Entire Agreement. All exhibits to this Agreement shall be incorporated in and constitute parts of this Agreement. This Agreement, the Exhibits hereto and the Guide, each as amended from time to time, constitute the entire understanding between the parties in relation to the subject matter hereof and supersede all prior discussions, agreements and representations, whether oral or written and whether or not executed by Verio or Web Agent. Unless otherwise provided in this Agreement, no modification, amendment or other change may be made to this Agreement or any part thereof unless reduced to writing and executed by authorized representatives of both parties. Verio may change any terms of the Verio Authorized Sales Representative Program without prior notice to Web Agent; provided, however, that Web Agent shall be permitted to terminate this agreement and its participation in the Verio Authorized Sales Representative Program, at its sole discretion, upon implementation of any such change by Verio.

IN WITNESS WHEREOF, the parties hereto have executed this Web Agent Agreement on the date stated above.

VERIO INC.:

By:
   -----------------------------------------
            (Authorized Signature)

Print:
      --------------------------------------
Title:
      --------------------------------------




WEB AGENT:

       Pro-Active Solutions, Inc.
       --------------------------
       (Company Name)

       Applied for
       --------------------------
       (Federal Tax ID Number)

By:    /s/ Ronald J. Stauber
       --------------------------
       (Authorized Signature)
Print: Ronald J. Stauber
Title: Attorney, Duly Authorized



                                    EXHIBIT 1
                   FIXED AND RESIDUAL COMMISSIONS AND SERVICES

Fixed Commission

Fixed Commissions will be paid to Web Agent based on the number of active customers for Services determined as of the final calendar day of each calendar month during the term of this Agreement. Verio shall pay Web Agent on the following Fixed Commission schedule:

    - 0 to 50 customers = 20% of the cash collected on monthly service charge for each Service

    - 51 to 200 customers = 25% of the cash collected on monthly service charge for each Service

    - 201+ customers = 30% of the cash collected on monthly service charge for each Service

Verio reserves the right to run promotions and discounts to end users as Verio deems necessary which may affect total cash collected. For example, if a promotion provides that new end users of Plan 1 who sign up for 5 months will receive the 6th month free, Commissions will be paid on "cash collected" from the end user or $124.75 (5 x $24.95 not 6 x $24.95).

Residual Option

    - Subject to Section 9(e), Verio shall pay Web Agent on the following Residual Commission schedule:

    - Under 50 customers=30% of Residual Revenue

    - 51 to 200 customers = 37.5% of Residual Revenue

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    - 201+ = 45% of Residual Revenue

Services

Verio will pay the applicable commission percentage related to the following
Services:

HOSTING:

    - Bronze Plan $24.95 per month

    - Silver Plan $49.95 per month

    - Gold Plan $99.95 per month

    - Platinum Plan $249.95 per month

    - Plan NT1 $49.95 per month

    - Plan NT2 $99.95 per month

    - ExpresStart $24.95 per month

    - Domain Pointer $10.00 per month

    - Domain Parking $49

E-COMMERCE:

    - VerioStore300 $199.95 per month

    - VerioStore300 Bolt-on $199.95 per month

    - VerioStore2000 $299.95 per month

    - VerioStore2000 Bolt-on $299.95 per month

    - VerioStore5000 $399.95 per month

    - VerioStore5000 Bolt-on $399.95 per month

    - Cyberstand Commerce Plan $34.95 per month

    - Evendor Commerce Plan $74.95 per month

    - MarketPlace Commerce Plan $124.95 per month

ADDITIONAL A LA CARTE ITEMS:

    - Data Transfer $0.10 per mb of additional data transfer per month

    - Disk Space $1.00 per mb of additional disk space per month

    - POP Accounts $2.00 each additional per month

    - E-mail Forwarding $1.00 each additional per month

    - Autoresponders $1.00 each additional per month

Verio reserves the right to amend its Service offerings and add, delete, suspend or modify the terms and conditions of the Services, at any time and from time to time, and to determine whether and when any such changes apply to both existing or future customers.


                                    EXHIBIT 2
                           ORDER PLACEMENT PROCEDURES

Customers shall place orders directly with Verio for the Services through Web Agent's Store Front. Web Agent shall be responsible for:

1. Informing customer that customer's web browser must accept cookies to place orders for Services online; and

2. Processing orders via the Web Agent's Store Front from inception to submission of the order to Verio, including directing customers to remain linked to the Web Agent's Store Front while submitting orders and the completion of all required fields in the electronic Service Order form located on Verio's web site.

Web Agent may not at any time provide any billing arrangement or payment on behalf of a customer. Verio shall not pay a commission to Web Agent in the event that a customer orders Services directly from Verio's web site without first linking from the Web Agent's Store Front.